LEGG MASON & CO., LLC

DEFERRED COMPENSATION/PHANTOM STOCK PLAN

(January 1, 2008 Amending Restatement)

ARTICLE VII	Entitlement to Benefits……………………………………………………	12

7.1	Vesting………………………………………………………………...........	12

ARTICLE VIII	Distribution of Benefits…………………………………………………...	12

8.1	Benefits Payable Upon Separation From Service………………………….	12
8.2	Death Benefits……………………………………………………………...	12
8.3	Payment Option Elections………………………………………………….	13
8.4	Mode of Distribution……………………………………………………….	14
8.5	Deductions………………………………………………………………….	14
8.6	Payment to Minor or Incompetent……………………………………….....	15
8.7	Domestic Relations Order…………………………………………………..	15
8.8	Location of Participants and Beneficiaries………………………………....	15
8.9	Compliance with Section 409A………………………………………….....	15

ARTICLE IX	Administration………………………………………………………….....	16

9.1	Administrative Authority…………………………………………………...	16
9.2	Company Administration…………………………………………………...	16
9.3	Administrative Committee……………………………………………….....	17
9.4	Claims Procedure…………………………………………………………...	18

ARTICLE X	Amendment and Termination…………………………………………....	19

10.1	Right to Amend…………………………………………………………….	19
10.2	Amendment Required by Federal Law…………………………………….	19
10.3	Right to Terminate………………………………………………………....	19
10.4	Successor to Company……………………………………………………..	19
10.5	Termination of 401(k) Plan………………………………………………...	20
10.6	Preservation of Rights……………………………………………………...	20
10.7	Effect of Termination……………………………………………………....	20

ARTICLE XI	Multiple-Employer Provisions …………………………………………..	21

11.1	Adoption by Other Employers……………………………………………...	21
11.2	Separate Plans……………………………………………………………....	21
11.3	Participation………………………………………………………………...	21
11.4	Combined Service…………………………………………………………..	21
11.5	Administration……………………………………………………………...	21
11.6	Amendment………………………………………………………………....	22
11.7	Termination………………………………………………………………....	22

ARTICLE XII	Miscellaneous……………………………………………………………...	22

12.1	Limitations on Liability of Company……………………………………....	22
12.2	Construction………………………………………………………………...	22
12.3	Spendthrift Provision……………………………………………………….	23
12.4	Date Plan Effective; Termination Date…………………………………….	23

LEGG MASON & CO., LLC

DEFERRED COMPENSATION/PHANTOM STOCK PLAN

(January 1, 2008 Amending Restatement)

THIS AMENDING RESTATEMENT OF THE LEGG MASON & CO., LLC DEFERRED COMPENSATION/PHANTOM STOCK PLAN (the "Plan") is adopted by LEGG MASON & CO., LLC under the terms and conditions hereinafter set forth.

R E C I T A L S

LEGG MASON WOOD WALKER, INCORPORATED adopted a deferred compensation/phantom stock plan for the benefit of certain of its employees and maintained the plan, as amended from time to time, from the effective date of February 1, 1988, until November 15, 2005.

Pursuant to the terms of the Transaction Agreement, dated as of June 23, 2005, by and between Legg Mason, Inc. and Citigroup Inc., the Board of Directors of Legg Mason Wood Walker approved certain amendments to the Plan which assigned, effective as of November 15, 2005, all of its rights, duties and obligations under the Plan to the Company.

The purpose of this amending restatement is to amend the Plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

ARTICLE I

General

1.1

 Purpose of Plan – The Plan is established to provide supplemental retirement income benefits to executives who, by virtue of statutory restrictions within the Internal Revenue Code, are likely to be prevented from contributing in a Plan Year as much to the Legg Mason Profit Sharing and 401(k) Plan and Trust as they otherwise might contribute.

1.2

Nature of Plan – The Plan is intended to be a non-qualified, unfunded plan maintained to provide deferred compensation to a select group of management and/or highly compensated employees, and is not intended to be subject to ERISA (other than Title 1, Subtitle B, Part I, Reporting and Disclosure, and Title 5)).  The Plan is intended to comply in form and operation with Section 409A of the Internal Revenue Code and shall be so interpreted.

ARTICLE II

Definitions

2.1

Definitions – The following terms, as used herein, unless a different meaning is implied by the context, shall have the following meanings:

Account – The account established for each Participant pursuant to Section 6.1.

Administrator – The person, group or entity designated in accordance with the provisions of ARTICLE IX to administer and operate the Plan.

Affiliate – Any corporation or business entity that is treated as a single employer with the Company under Section 414(b) or (c) of the Internal Revenue Code.

Beneficiary – Any person or persons so designated in accordance with the provisions of Section 8.2.

Bonus – The annual incentive bonus paid by the Company, but only to the extent that it meets the requirements for performance-based compensation under Section 409A(a)(4)(B)(iii) of the Internal Revenue Code.

Change in Control – A change in (i) the ownership of LMI or the Company, (ii) the effective control of LMI or the Company, or (iii) the ownership of a substantial portion of the assets of LMI or  the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5).

Common Stock – The common stock of LMI or any successor corporation.

Company – LEGG MASON & CO., LLC, a limited liability company duly organized and existing under the laws of the State of Maryland, and its successors and assigns, unless otherwise herein provided, or any other business organization which, as hereinafter provided, shall assume the obligations hereunder, or which shall agree to become a party to the Plan.

Compensation – A Participant’s compensation as defined under the 401(k) Plan for the purpose of calculating the Participant’s elective pre-tax deferrals thereunder. Compensation for a Plan Year shall be limited to amounts payable for services performed during the Plan Year and any  Bonus payable during the Plan Year (but only to the extent the Compensation Deferral Agreement (or Compensation Deferral Amendment) with respect to such Bonus has been filed within the provided timeframe under Section 4.2.3).  Any changes to the definition of compensation under the 401(k) Plan shall not be effective under this Plan before the first day of the Plan Year following the adoption of such amendment to the 401(k) Plan.

Compensation Deferral Agreement – The written agreement whereby an Employee or Participant elects to commence or resume participation in the Plan and to defer Compensation pursuant to the terms of the Plan.

Compensation Deferral Amendment – A special form of Compensation Deferral Agreement whereby a Participant changes a previously-made election.

Contribution Credit – A dollar amount equal to a contribution credit made to the Account of a Participant pursuant to ARTICLE V.

Covered Employee – Any Employee who is a participant in the 401(k) Plan and who is determined by the Company, in its sole and absolute discretion, to be a member of “a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

Credit Date Value – The Value of a share of Common Stock on the fifth business day after the date as of which a Contribution Credit is made pursuant to Section 6.3.

Distribution Date – The date on which a distribution is made pursuant to the terms of the Plan.

Dividend Unit – The equivalent of that number of shares of Common Stock obtained by dividing the amount of any dividend or other distribution paid or made by LMI with respect to a share of Common Stock (but not including a distribution in Common Stock) by 95% of the Value of a share of Common Stock on the fifth business day after the payment date of the dividend or other distribution.

Effective Date – The effective date of this Amending Restatement, which is January 1, 2008 (or such earlier date as may be required in order for the Plan to comply with Section 409A of the Internal Revenue Code).

Employee – Any person employed by the Company.

ERISA – The Employee Retirement Income Security Act of 1974, or any provision or section thereof herein specifically referred to, as such Act, provision or section may from time to time be amended or replaced.

401(k) Plan – The Legg Mason Profit Sharing and 401(k) Plan and Trust (as amended from time to time), and any other tax-qualified profit sharing plan maintained by the Company or an Affiliate pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code.

Internal Revenue Code – The Internal Revenue Code of 1986, or any provision or section thereof herein specifically referred to, as such Code, provision or section may from time to time be amended or replaced.

LMI – Legg Mason, Inc.

Participant – Any person so designated in accordance with the provisions of ARTICLE III, including, where appropriate according to the context of the Plan, any former Employee who has an Account (with an undistributed balance) under the Plan.

Payment Option Election – A written election, on a form provided or approved by the Company, whereby a Participant elects the form and/or timing of the distribution of the Participant's Account.

Plan – The plan set forth herein, as amended from time to time.

Plan Year – The calendar year.

Separation from Service – A separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code.

Share Unit – The equivalent of one share of Common Stock.

Specified Employee – An Employee designated as a "specified employee" (as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code).  Such designation shall be made by LMI in accordance with Treas. Reg. §1.409A-1(i) and shall be applicable to all plans of LMI or an Affiliate that are subject to Section 409A of the Internal Revenue Code.

Sponsor – The Company and its successors and assigns.

Unforeseeable Emergency – A severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant's  spouse, or the Participant's dependent (as defined in Section 152 of the Internal Revenue Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(b) of the Internal Revenue Code); loss of the Participant's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but only where such severe financial hardship is not and may not be relieved: (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.  The determination of whether a financial hardship constitutes an unforeseeable emergency shall be made in accordance with the provisions of Section 409A(a)(2)(B)(ii) of the Internal Revenue Code.

Units – Share Units and Dividend Units, collectively.

Value – The fair market value of a share of Common Stock, equal to the average of the closing prices on the principal exchange on which the shares are traded for the five business days preceding the applicable date, or, if the shares are not then traded on an exchange, as such value is determined by the Company using any reasonable method of valuation (including the mean of the high and low quotations of the shares as reported by NASDAQ for the applicable date, or, in the absence of any reported sales on such date, the first preceding date on which there were such sales).

2.2

Statutory References – Statutory references in this Plan shall incorporate by reference all regulations, rulings, procedures, releases and other position statements issued by the relevant governmental agency with respect to such statutory provision.

ARTICLE III

Eligibility and Participation

3.1

Requirements – A Covered Employee shall be eligible to become a Participant upon meeting all of the following requirements:

3.1.1

The Covered Employee is individually approved by the Company, in its sole and absolute discretion, for participation in the Plan; and

3.1.2

The Covered Employee is notified of his or her eligibility to participate in the Plan.

3.2

Enrollment and Participation – Participation in the Plan is voluntary.  Each Covered Employee may elect to participate in the Plan by filing a Compensation Deferral Agreement with the Company in accordance with Section 4.2.  A Covered Employee shall become a Participant on the effective date of a timely filed Compensation Deferral Agreement (as determined in accordance with Section 4.2). The election to become a Participant shall be made by, and only by, completing and delivering to the Company a Compensation Deferral Agreement. Subject to the right of the Company to prospectively terminate the status of any Participant as a Covered Employee, once an Employee has become a Participant, the Employee shall remain a Participant (without regard to whether or not a Compensation Deferral Agreement is in effect) throughout the Participant's tenure as an Employee.

3.3

Change of Employment Category – During any period in which a Participant remains in the employ of the Company but ceases to be a Covered Employee, the Participant will continue to participate in the Plan and to make Compensation Deferral Contributions in accordance with the Compensation Deferral Agreement in effect for the Plan Year during which the Participant ceases to be an Covered Employee.  Thereafter, the Participant shall remain a Participant in the Plan, and the Participant's Account shall be credited with earnings, as long as the Participant's Account has an undistributed balance.

However, the Participant shall not be eligible to defer Compensation until and unless the Participant once again becomes a Covered Employee.  In the event that a Participant who ceased to be a Covered Employee subsequently becomes a Covered Employee, the Participant shall be eligible to defer Compensation only after again meeting all of the requirements of Section 3.1 (including, without limitation, being notified by the Company of his or her eligibility to resume participation in the Plan) and filing a new Compensation Deferral Agreement pursuant to Section 3.2. For purposes of Section 4.2, such Participant shall not be treated as a new Participant who is able to file an initial Compensation Deferral Agreement pursuant to Section 4.2.1 hereof, unless the Participant has been ineligible to participate in the Plan (including any plan that must be aggregated with the Plan for purposes of Section 409A of the Internal Revenue Code) for a period of not less than twenty-four (24) months.  If the Participant has been ineligible for period of at least twenty-four (24) months, then such individual shall be treated as a new Participant who is able to file an initial Compensation Deferral Agreement pursuant to Section 4.2.1 hereof.

3.4

Leaves of Absence – During any authorized absence from active service under conditions which do not constitute a Separation from Service, a Participant shall continue to participate in the Plan to the same extent as if he or she had not taken the leave of absence, and any Compensation Deferral Agreement shall remain in effect.

3.5

Separation from Service - Upon a Participant’s Separation from Service with the Company, the Participant's participation in the Plan shall terminate (except as provided in Section 3.7).  If an Employee (whether or not a Participant) who has a Separation from Service is subsequently re-employed by the Company, the Employee shall be treated as an Employee who was previously eligible to participate in the Plan, but who ceased to be eligible to participate, and the Employee shall be eligible to become a Participant only after again meeting all of the requirements of Section 3.1 and filing a new Compensation Deferral Agreement pursuant to Section 3.2.

3.6

Failure to Participate - In the event that a Covered Employee who, pursuant to Section 3.1, is eligible to commence participation fails to elect to participate when he or she first becomes eligible to become a Participant in the Plan, the Employee shall not again be eligible to participate until the first day of the next, or any subsequent, Plan Year (provided the Employee is still then otherwise eligible for participation).  If the Employee does so elect, the Employee's participation shall be effective as of the date determined in accordance with Section 4.2 (without regard to the rules regarding initial deferral elections contained in Section 4.2.1).

3.7

Inactive Participation - In the event that a Participant ceases Compensation deferrals or ceases to be a Covered Employee, the Participant shall nevertheless be deemed to remain as a Participant for all purposes other than the crediting of further Section 5.2 contributions to the Participant's Account, until such time as there is no longer an undistributed balance in the Participant's Account.

ARTICLE IV

Deferral Elections

4.1

General - The election by any Participant to defer Compensation pursuant to the terms of the Plan shall be made by, and only by, the filing of a completed Compensation Deferral Agreement (or Compensation Deferral Amendment) with the Company no later than the last date that such Compensation Deferral Agreement (or Compensation Deferral Amendment) must be made in order to comply with the provisions of Section 409A of the Internal Revenue Code.  Subject to the remainder of this ARTICLE IV, deferral elections shall be made at the time, in the manner, and subject to the conditions specified by the Administrator.  A Participant may only elect to defer Compensation for a Plan Year if the Participant has elected, by the date by which a deferral election hereunder must be made in order to conform with Section 409A of the Internal Revenue Code, to make the maximum aggregate elective deferrals for a Plan Year to the 401(k) Plan permitted by Section 402(g) of the Internal Revenue Code, or the maximum aggregate elective deferrals for a Plan Year otherwise permitted under the terms of the 401(k) Plan at the time of such election. Any subsequent change made by a Participant to his deferral election under the 401(k) Plan shall be disregarded for purposes of determining the amount of deferrals under this Plan for that Plan Year.

4.2

Timing of Elections - Except as otherwise provided in Section 4.2.1 or 4.4, an election to defer Compensation for a Plan Year under a Compensation Deferral Agreement (or Compensation Deferral Amendment) shall not be effective unless made on or before the last business day of September of the Plan Year that precedes the Plan Year to which the election relates, or such other date (not later than the first day of the Plan Year to which the election relates) as may be established by the Administrator for the filing of a Compensation Deferral Agreement (or Compensation Deferral Amendment).

4.2.1

Initial Deferral Election – In the case of a Covered Employee who, at the time he or she first becomes eligible to participate in the Plan, was not eligible to participate in any plan that must be aggregated with the Plan for purposes of Section 409A of the Internal Revenue Code, the Employee's initial Compensation Deferral Agreement must be filed with the Company within thirty (30) days after the date on which the Employee is notified that he or she is eligible to participate in the Plan. Such Employee's initial deferral election shall only apply to Compensation earned after the date the Compensation Deferral Agreement is filed with the Company.  The amount deferred with respect to any Bonus included in the Employee's Compensation for such initial Plan Year shall be prorated based on the number of days in the Plan Year that are remaining in the performance period after the date the Compensation Deferral Agreement is filed with the Company, compared to the total number of days in the performance period. If the Employee does not file a Compensation Deferral Agreement with the Company within such thirty (30) day period, then the Employee's initial Compensation Deferral Agreement shall not be effective and the Employee shall be required to file a new Compensation Deferral Agreement in accordance with the provisions of Section 4.2 above. In the case of a Covered Employee who at the time he or she first becomes eligible to participate in the Plan was eligible to participate in any plan that must be aggregated with the Plan for purposes of Section 409A of the Internal Revenue Code, the Employee's initial Compensation Deferral Agreement shall not be effective until the first day of the Plan Year following the date such Compensation Deferral Agreement is filed with the Company.

4.2.2

Elections for Subsequent Plan Years – Once a Compensation Deferral Agreement is filed with the Company, a Participant may make changes in a deferral election (including a revocation of further deferrals) by filing a completed Compensation Deferral Amendment on or before the last business day of September of the Plan Year that precedes the Plan Year to which the Compensation Deferral Amendment relates. A Compensation Deferral Amendment shall not be effective before the first day of a subsequent Plan Year. If a Participant fails to file a completed Compensation Deferral Amendment on or before the last business day of September that precedes the Plan Year, and is still eligible to defer, the Participant will be deemed to have elected to keep the prior election in force for that Plan Year.

4.2.3

Applicability of Deferral Elections to Bonus – Except as provided in Section 4.2.1,  in the event the Company, in its sole discretion, permits a deferral election to be filed less than six (6) months prior to the end of the performance period with respect to which the entitlement to, and amount of, the respective Bonus is determined, then such Compensation Deferral Agreement (or Compensation Deferral Amendment) shall not apply with respect to the portion of any Compensation that consists of a Bonus that is based on a performance period that ends less than six (6) months after the date of such Compensation Deferral Agreement (or Compensation Deferral Amendment) is filed with the Company. In no event may a Compensation Deferral Agreement (or Compensation Deferral Amendment) apply to a Bonus that is both substantially certain to be paid and readily ascertainable on the date such Compensation Deferral Agreement (or Compensation Deferral Amendment) is filed with the Company.

4.2.4

Compliance with Section 409A – Notwithstanding anything herein to the contrary, in no event may a deferral election with respect to Compensation be made after the last date that such deferral election with respect to such Compensation must be made in order to comply with the provisions of Section 409A of the Internal Revenue Code.

4.3

Irrevocability of Elections – Except as provided in Section 4.4, an election to defer Compensation for a Plan Year (or in the case of a new Participant, the remainder of a Plan Year) is irrevocable.  A deferral election may not be changed or revoked after the last business day of September of the Plan Year that precedes the Plan Year to which the election relates (or, in the case of a new Participant who has filed a Compensation Deferral Agreement for the initial year of eligibility, after the date it is filed with the Company).  A deferral election may be changed for future Plan Years in accordance with Section 4.2.2. Notwithstanding anything herein to the contrary, any changes in the form or operation of the 401(k) Plan after September 30 of a Plan Year (or any other changes that that would cause a Compensation Deferral Agreement to be treated as being revocable for purposes of Section 409A of the Internal Revenue Code, or which would otherwise cause the

Compensation Deferral Agreement or the terms of the Plan to violate Section 409A of the Internal Revenue Code) shall not be effective under this Plan before the first day of the Plan Year for which a Compensation Deferral Agreement (or Compensation Deferral Amendment) could be effective under Section 4.2.2.

4.4

Unforeseeable Emergency – Notwithstanding the provisions of Sections 4.2 and 4.3, in the event of a distribution on account of an unforeseeable emergency or a financial hardship under the 401(k) Plan that is permitted by Treas. Reg. § 1.401(k)-1(d)(3), the deferrals on behalf of the Participant shall be cancelled for the remainder of the Plan Year.  Any later deferral elections will be subject to the provisions of Section 4.2 (without regard to Section 4.2.1).

ARTICLE V

Contributions

5.1

Nature of Contributions – Contributions described in this ARTICLE V shall not represent actual deposits to a separate fund or trust, but shall be bookkeeping entries in the form of credits to the Accounts of the Participants on whose behalf the contributions are made.

5.2

Compensation Deferral Contributions –

5.2.1

By so electing in his Compensation Deferral Agreement, each Participant may elect to defer Compensation (which would otherwise have been paid to the Participant) in any whole percentage amount designated by the Participant, provided that such amount is not less than 1%, nor more than 13%, of the Participant's Compensation for the Plan Year.  In no event, however, shall any Participant’s deferrals for a Plan Year: (i) begin until the Participant has made the maximum aggregate elective contributions to the 401(k) Plan for the Plan Year permitted by Section 402(g) of the Internal Revenue Code, or the maximum aggregate elective deferrals for the Plan Year otherwise permitted under the terms of the 401(k) Plan, or (ii) exceed $60,000.

5.2.2

In applying the forgoing limitations, the following provisions shall apply:

5.2.2.1

    In the event of a change in a Participant's 401(k) Plan deferral election, the Participant's deferrals shall begin on the date that the Participant would have been made such maximum aggregate elective contributions to the 401(k) Plan, ignoring any and all changes to the Participant's 401(k) Plan deferral election for a Plan Year that are made after September 30 of the prior Plan Year.

5.2.2.2

    Any change in the maximum aggregate elective deferrals under the terms or operation of the 401(k) Plan that is effective after September 30 of the prior Plan Year (or any other changes that that would cause a Compensation Deferral Agreement to be treated as being revocable for purposes of Section 409A of the Internal

Revenue Code, or which would otherwise cause the Compensation Deferral Agreement or the terms of the Plan to violate Section 409A of the Internal Revenue Code) shall not be effective under this Plan before the first day of the Plan Year for which a Compensation Deferral Agreement (or Compensation Deferral Amendment) could be effective under Section 4.2.2.

5.2.2.3

    The Company may establish such procedures with respect to timing and amount of individual deferrals by each Participant as it deems appropriate to implement these limitations (other than any procedure which would require or permit the Company to pay to the Participant any Compensation previously deferred by the Participant pursuant to this Section 5.2 during the current or any preceding Plan Year, or which would permit a change or discontinuation of deferrals under the Plan that would violate Section 409A of the Internal Revenue Code).

5.2.3

The Company shall reduce the gross amount of the Participant’s Compensation pursuant to each Participant's Compensation Deferral Agreement (or Compensation Deferral Amendment).  In lieu of paying the deferred portion of the Participant’s Compensation to the Participant as earned, the Company will credit to the Participant’s Account dollar amounts equal to the deferred Compensation, each such credit to be made as of a date no later than fifteen (15) business days after the last day of the month during which the Participant would have been entitled to such Compensation had it been paid as current Compensation.

5.2.4

Any FICA or other payroll tax which may be imposed on the Participant with respect to deferral contributions shall, unless otherwise determined by the Company, be deducted from the non-deferred remainder of the Participant’s remuneration.

ARTICLE VI

Participant Accounts

6.1

Account Established for Each Participant – An individual Account shall be established on the books of the Company in the name of each Participant, for the purpose of accounting for contributions credited to, and benefits paid to or on behalf of, the Participant, and to account for incremental adjustments pursuant to Section 6.3.  Each Account shall be divided into such sub-accounts, if any, as the Company deems appropriate to properly implement the provisions of the Plan.

6.2

No Funding Requirement – The Company shall not be required to purchase, hold or dispose of any investments with respect to amounts credited to the Account, its only obligation being to make payments as described in ARTICLE VIII.  Should the Company elect to make contributions to a trust (hereinafter referred to as the “Trust”) to assist the Company in paying the benefits which may accrue hereunder, the amounts contributed shall be used to purchase the deemed investments under Section 6.3, subject to application of the provisions of this Section 6.2 to the actual investments.  However, contributions to the Trust shall not reduce or otherwise affect the Company’s liability to pay benefits under this Plan (which benefits may be paid from the Trust or from the Company’s general assets, in the discretion of the Company), except that the Company’s liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments).  If any such investments, or any contributions to the Trust, are made by the Company, such investments shall have been made solely for the purpose of aiding the Company in meeting its obligations under the Plan, and, except for actual contributions to the Trust, no trust or trust fund is intended.  To the extent that the Company does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), the Company will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments.  Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of the Company, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the Participant or his Beneficiaries.  The Company shall have the right at any time to use such investments not held in the Trust in the ordinary course of its business.  Neither the Participant nor any of his Beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of the Company to the extent of the deferred compensation arrangement which is the subject of the Plan.

6.3

Value Adjustments

6.3.1

Units (calculated to four decimal places) shall be credited to the Account of each Participant as follows:

6.3.1.1

    As of the date on which any Contribution Credit is made to the Account, any Contribution Credit shall be converted to a number of Share Units equal to the Contribution Credit divided by 90% of the Credit Date Value.

6.3.1.2

    Whenever, prior to a Distribution Date, LMI shall pay any dividend (other than in Common Stock) upon issued and outstanding Common Stock, or shall make any distribution (other than in Common Stock) with respect thereto, there shall be credited to the Account such number of Dividend Units as shall be allocable to the Units credited to the Account as of the record date of the dividend or other distribution.

6.3.2

In the event that, prior to a Distribution Date:  (i) the number of outstanding shares of Common Stock shall be changed by reason of a stock split, combination of shares, recapitalization, stock dividend or otherwise, or (ii) the Common Stock is converted into or exchanged for other shares as a result of a merger, consolidation, sale of assets, or other reorganization or recapitalization, the number of Units then credited or to be credited to the Account shall be appropriately adjusted so as to reflect such change (based upon the best estimate of LMI management as to relative values).

6.3.3

The number of shares of Common Stock to be paid to a Participant or Beneficiary with respect to an Account shall be determined based on the number of Share Units in the Account.  The reported value distributed in any distribution shall be determined on the Distribution Date based upon the Value of the Units included in the Account on the Distribution Date.

6.3.4

Nothing herein contained shall be construed as conferring upon any Participant or Beneficiary any rights as a stockholder of LMI or any right to have access to the books and records, financial statements or other financial information of or relating to the Company or LMI.

ARTICLE VII

Entitlement to Benefits

7.1

Vesting – A Participant shall at all times be fully vested in his or her Account, but shall not be entitled to a distribution of any portion of the Account until his or her Separation from Service with the Company or death.  Upon reaching a distribution event, the Participant's Account shall be payable according to, and at such time or times provided under, the provisions of ARTICLE VIII.

ARTICLE VIII

Distribution of Benefits

8.1

Benefits Payable Upon Separation From Service – Upon the Participant's Separation from Service with the Company for any reason other than death, then distribution of the Participant's Account shall be made (or commence) on the date specified in the Participant's Payment Option Election completed in accordance with the provisions of Section 8.3. If the Participant does not complete a Payment Option Election with respect to any deferral, then the Participant's Account (or portion thereof attributable to deferrals for which a Payment Option Election has not been completed) shall be distributed in a single lump sum as soon as is administratively practicable following Separation from Service (but in no event more than ninety (90) days following Separation from Service). Notwithstanding the forgoing, the following provisions shall apply to distributions to a Specified Employee:

8.1.1

A distribution which would otherwise be made within six (6) months following the date of the Participant's Separation from Service shall not be made before the date which is six (6) months after the date of the Participant's Separation from Service (or, if earlier, the date of death of the Participant). Any distribution that is delayed in accordance with the forgoing sentence shall be made on the first business day following the expiration of such six (6) month period.

8.1.2

The number of shares of Common Stock that are distributable to the Participant shall be determined in accordance with Section 8.4 as of the Distribution Date determined under Section 8.1.1.

8.2

Death Benefits – In the event of the death of a Participant who has an undistributed balance in his Account:

8.2.1

Distribution of the Participant's Account shall be made (or commence) to the Participant’s Beneficiary on the date specified in the Participant's Payment Option Election completed in accordance with the provisions of Section 8.3 (i.e., in the same manner as the Account would have been distributed to the Participant had he or she lived). If the Participant does not complete a Payment Option Election with respect to any deferral, the Participant's Account (or portion thereof attributable to deferrals for which a Payment Option Election has not been completed) shall be distributed to the Participant’s Beneficiary in a single lump sum as soon as is administratively practicable following the date the Administrator is notified of the Participant's death, but in no event more than ninety (90) days following the date of death.

8.2.2

Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after his death, and such designation may be changed from time to time by the Participant by filing a new designation.  Each designation will revoke all prior designations by the same Participant, shall be in form prescribed by the Company, and will be effective only when filed in writing with the Company during his lifetime.

8.2.3

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary eligible to receive the payment, validly named by the Participant, the Company shall distribute any such benefit payment to the person or persons designated to receive the Employee’s accrued benefit from the 401(k) Plan.  In the absence of a valid designation to a living person under the 401(k) Plan, the Company shall distribute the benefit payment to the Participant’s estate.  In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Personal Representative of the Participant’s estate.  In the event of a lack of adequate information having been supplied to the Company, or in the event that any question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a Beneficiary designation conflicts with applicable law, or in the event the Company is in doubt for any other reason as to the right of any person to receive a payment as Beneficiary then, notwithstanding the foregoing, the Company, in its sole discretion, may, in complete discharge, and without liability for any tax or other consequences which might flow therefrom: (i) distribute the payment to the Participant’s estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or (iii) deposit the payment into any court of competent jurisdiction.

8.3

Payment Option Elections

8.3.1

General Rules – Simultaneously with the filing of his Compensation Deferral Agreement, a Participant shall complete and file with the Company a Payment Option Election.  A Payment Option Election may provide for:

8.3.1.1

    an immediate lump sum distribution of the Account (made as soon as is administratively practicable following the date of the Participant's

Separation from Service or death, but in no event more than ninety (90) days following the date of the Participant's Separation from Service or death), or

8.3.1.2

    a deferred distribution made or commencing on the first business day of the calendar year next following Separation from Service or death in either of the following forms:

8.3.1.2.1

a single lump sum, or

8.3.1.2.2

three annual installment distributions  commencing on the first business day of each of the three calendar years next following Separation from Service or death; provided, however, that if the Participant’s total Account balance is less than $20,000, the participant may not elect the installment option contained herein.  The first installment shall equal one-third of the balance of the Account, the second installment shall equal one-half of the remaining balance of the Account and the third installment shall equal the remaining balance of the Account.

8.3.2

The Participant’s election shall be set forth in a Deferred Payment Option Election that is filed at the same time as the Participant's Compensation Deferral Agreement.  Following the filing of his Compensation Deferral Agreement, the Participant shall have no further right to make a Payment Option Election or to alter any election set forth in a Payment Option Election filed with the Company, but the Participant shall have the right to make new elections from time to time (but not more than once every five years), each on a separate Payment Option Election, provided that each such new election, shall be applicable only to Units attributable to deferrals for Plan Years beginning after the filing of the new Payment Option Election, and all pre-existing elections shall remain in effect with respect to the Units attributable to deferrals for the periods for which such elections were applicable. If a Payment Option Election does not conform to the requirements of Section 409A of the Internal Revenue Code, then such Payment Option Election shall be void and the Participant shall be deemed not to have filed a Payment Option Election with respect to the portion of the Participant's Account to which such invalid Payment Option Election relates.

8.4

Mode of Distribution – The Company shall make all distributions from each Participant's Account in Common Stock, calculated in accordance with Section 6.3; provided, however, that (i) the Company shall distribute only whole shares of Common Stock and cash in lieu of any fractional shares of Common Stock based on 100% of the Value of a share of Common Stock on the relevant Distribution Date (i.e., no fractional shares will be issued), and (ii) the Company may not distribute Common Stock unless and until there exists an effective registration statement under the Securities Act of 1933, as amended, covering the shares to be distributed.

8.5

Deductions – Any amounts payable under the Plan shall be subject to such deductions or withholdings as may be required by law, but shall not be deemed to be salary or other compensation for the purpose of computing benefits to which the Participant may be entitled under any retirement plan or other arrangement of the Company for the benefit of its employees generally.

8.6

Payment to Minor or Incompetent – If any person to whom a payment is due under the Plan is a minor, or is found by the Company to be incompetent by reason of physical or mental disability, the Company shall have the right to cause the payments becoming due to such person to be made to another for his benefit, without responsibility of the Company to see to the application of such payments, and such payments will constitute a complete discharge of the liabilities of the Company with respect thereto.

8.7

Domestic Relations Order – To the extent permitted by and consistent with the provisions of Section 409A of the Internal Revenue Code, payments may be made to an alternate payee of the Participant to the extent required under a Domestic Relations Order (a "DRO"), as defined by Section 414(p)(1)(B) of the Internal Revenue Code, that is applicable to the Plan.  Any amount payable under this Plan to an alternate payee under a DRO shall be paid to the alternate payee designated in such DRO and shall in no event be payable to the Participant; provided such payment shall be reported, for income tax purposes, as a payment to the Participant.

8.8

Location of Participants and Beneficiaries – Any communication, statement or notice addressed to a Participant (or Beneficiary) at his last post office address filed with the Company, or if no such address was filed with the Company then at his last post office address as shown on the Company’s records, shall be binding on the Participant (or Beneficiary) for all purposes of the Plan.  Except for the sending of a registered letter to the last known address, the Company shall not be obliged to search for any Participant (or Beneficiary).  If the Company notifies any Participant (or Beneficiary) that he is entitled to an amount under the Plan and the Participant (or Beneficiary) fails to claim such amount or make his location known to the Company within three years, then, except as otherwise required by law, the Company shall have the right to treat the amount payable as a forfeiture.

8.9

Compliance with Section 409A – Notwithstanding anything herein to the contrary, all distributions hereunder are intended to be made in accordance with the provisions of Section 409A of the Internal Revenue Code (to the extent applicable) and to the extent that Section 409A applies to any provision of this Plan and such provisions is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the provision complying with the applicable provisions of Section 409A of the Internal Revenue Code.

ARTICLE IX

Administration

9.1

Administrative Authority – Except as otherwise specifically provided herein, the Company shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to: (i) resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Employees, Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions; (ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan; (iii) implement the Plan in accordance with its terms and such rules and regulations; (iv) notify the Participants of any amendment or termination of, or of a change in any benefits available under, the Plan; and (v) prescribe such forms as may be required for Employees to make elections under, and otherwise participate in, the Plan.  Subject to the power to delegate in the manner described in Section 9.2, the Company shall act through its Board of Managers.

9.2

Company Administration – The Plan shall be operated and administered on behalf of the Company by an Administrator.  The Administrator shall be governed by the following:

9.2.1

In the absence of any designation to the contrary by the Company, the Administrator shall be the Administrative Committee established pursuant to Section 9.3. Except as the Company shall otherwise expressly determine, the Administrator shall have full authority to act for the Company before all persons in any matter directly pertaining to the Plan, including the exercise of any power or discretion otherwise granted to the Company pursuant to the terms of the Plan, other than the power to amend or terminate the Plan, to determine Company contributions, and to affect the employer-employee relationship between the Company and any Employee, all of which powers are reserved to the Company unless expressly granted to the Administrator.

9.2.2

The Administrator may appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan; the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons.  The Administrator shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person, and in the same manner to revoke any such delegation of duties, powers or responsibilities.  Any action of such person in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator.

Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such third person shall have been notified of the revocation of such authority.  The Administrator shall not be liable for any act or omission of any person to whom the Administrator’s duties, powers or responsibilities have been delegated, nor shall any person to whom any duties, powers or responsibilities have been delegated have any liabilities with respect to any duties, powers or responsibilities not delegated to him.

9.2.3

All representatives of the Company, and/or members of the Administrative Committee (as defined hereinafter) shall use ordinary care and diligence in the performance of their duties pertaining to the Plan, but no such individual shall incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by him or on his behalf in his official capacity with respect to the Plan, (ii) for any act or failure to act, or any mistake or judgment made, in his official capacity with respect to the Plan, unless resulting from his gross negligence or willful misconduct, or (iii) for the neglect, omission or wrongdoing of any other person involved with the Plan.  The Company shall indemnify and hold harmless each such individual who is an Employee from the effects and consequences of his acts, omissions and conduct in his official capacity with respect to the Plan, except to the extent that such effects and consequences shall result from his own willful misconduct or gross negligence. If any matter arises as to which an individual is entitled to indemnity hereunder, the indemnitee shall give the Company prompt written notice thereof.  The Company, at its own expense, shall then take charge of the disposition of the asserted liability, including compromise or the conduct of litigation.  The indemnitee may, at his own expense, retain his own counsel and share in the conduct of any such litigation, but the failure to do so shall not adversely affect his right to indemnity.

9.2.4

Nothing in the Plan shall be construed so as to prevent any person involved in administration of the Plan from receiving any benefit to which he may be entitled as a Participant.

9.2.5

Expenses incurred in the administration and operation of the Plan (including the functioning of the Administrative Committee) shall be paid by the Company.

9.3

Administrative Committee – The Company shall designate and appoint a committee, to be known as the Administrative Committee, as Administrator.  Except to the extent that the Company has retained any power or authority, or allocated duties and responsibilities to another, said Committee shall have full power and authority to administer and operate the Plan in accordance with its terms and in particular the authority contained in this ARTICLE IX, and, in acting pursuant thereto, shall have full power and authority to deal with all persons in any matter directly connected with the Plan, in accordance with the following provisions:

9.3.1

The Committee shall consist of one or more individuals designated by the Company.  Subject to his right to resign at any time, each member of the Committee shall serve (without compensation, unless otherwise determined by the Company) at the pleasure of the Company, and the Company may appoint, and may revoke the appointment of, additional members to serve with the Committee as may be determined to be necessary or desirable from time to time.  Each member of the Committee, by accepting his appointment to the Committee, shall thereby be deemed to have accepted all of the duties and responsibilities of such appointment, and to have agreed to the faithful performance of his duties thereunder.

9.3.2

The Committee shall adopt such formal organization and method of operation as it shall deem desirable for the conduct of its affairs.  The Committee shall act as a body, and the individual members of the Committee shall have no powers and duties as such, except as provided herein; the Committee shall act by vote of a majority of its members at the time in office, either at a meeting or in writing without a meeting.

9.3.3

The determination of the Committee on any matter pertaining to the Plan within the powers and discretion granted to it shall be final and conclusive on all Participants and all other persons dealing in any way or capacity with the Plan.

9.4

Claims Procedure - In the event that any Participant or Beneficiary (hereinafter referred to as the “Claimant”) believes that he is entitled to a benefit under the Plan, and such benefit has not been paid, or if such benefit has been paid under terms or in an amount with which the Claimant is not in agreement, said Claimant shall have the right to file a written claim with the Administrator setting forth the reason he believes he is entitled to the benefit, or setting forth the nature of his dispute with the terms or amount of the benefit, as the case may be.  Such claim shall be delivered or mailed to the Administrator.

Unless it is determined that the matter is to be resolved in accordance with the wishes of the Claimant as set forth in the claim, the Administrator shall provide the Claimant with a written notice setting forth the specific reason or reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the Claimant to perfect his claim, an explanation of why such material or information is necessary, and an explanation of the Plan’s claim review procedure, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.  If such a notice has not been provided to the Claimant within 90 days after the claim was received by the Administrator, and the claim has not been granted within such period of time, the claim shall be deemed denied and the Claimant shall be entitled to institute review procedures as hereinafter set forth, except that the 90-day period may in special circumstances be extended to 180 days provided that the Administrator so notifies the Claimant, before expiration of the initial 90-day period, in a written notice setting forth the reason for the extension and the estimated decision date.

For a period of 60 days following the date on which a Claimant has been provided with a notice of denial as aforesaid, the Claimant may appeal the denial by submitting to the Administrator a written request for a review by the Administrator of the denial.  At any time prior to the filing of such an appeal, the Claimant shall have a right to review all pertinent documents (which shall be made available to the Claimant during normal business hours at such place as may be reasonably designated by the Administrator).  The Claimant shall have the right to submit to the Administrator, at any time during the pendency of the review procedure, any written statement of issues and comments which the Claimant believes it relevant for the Administrator to consider.  A decision by the Administrator shall be made promptly, and not later than 60 days after the Administrator’s receipt of the request for review unless special circumstances require an extension of time for processing, and the Administrator so notifies the Claimant in writing prior to the expiration of the initial 60-day period, in which case a decision shall be rendered as soon as possible but not later than 120 days after such receipt of a request for review.  The Administrator’s decision shall be set forth in writing and delivered to the Claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all records, documents and other information relevant to the Claimant’s claim of benefits, and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.  The Administrator’s decision shall be final and binding on the Sponsor, the Company, the Claimant, and all other parties claiming any interest under the Plan, and their heirs and assigns.

Any reference herein to the “Claimant” shall be deemed to include any person named by the Claimant as his duly authorized representative, provided that such representative delivers to the Administrator a written power of attorney or otherwise satisfies the Administrator that he has been duly authorized to act for the Claimant.

ARTICLE X

Amendment and Termination

10.1

Right to Amend – The Company shall have the right to amend the Plan in writing, at any time, and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound thereby.

10.2

Amendment Required by Federal Law – The Plan may be amended at any time, retroactively if required, if found necessary in order to conform to the provisions and requirements of the Internal Revenue Code (including, without limitation, Section 409A) or ERISA, or any similar act or any amendments thereto or regulations promulgated thereunder.

10.3

Right to Terminate – The Company reserves the right, at any time, to terminate the Plan.

10.4

Successor to Company – In the event of the merger, consolidation, sale of all or substantially all the assets, or reorganization, of the Company:

10.4.1

Provision may be made by which the Plan will be continued by the successor employer, in which case such successor shall be substituted for the Company under the Plan.  The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

10.4.2

If the action described in Section 10.4.1 has not been taken within 90 days from the effective date of the transaction, the Plan shall terminate as of the effective date of the transaction and the provisions of Section 10.7 shall apply.

10.5

Termination of 401(k) Plan – In the event the Company terminates the 401(k) Plan, this Plan shall be deemed to have simultaneously terminated with respect to such 401(k) Plan, and the provisions of Section 10.7 shall be applicable thereto.

10.6

Preservation of Rights – Amendment or termination of the Plan shall not affect the rights of any Participant (or Beneficiary) to payment of the amount in his Account, to the extent that such amount was payable under the terms of the Plan prior to the effective date of such amendment or termination. No action taken in accordance with Sections 10.2, 10.4.1, or 10.7 shall be deemed prejudicial to any interest of any Employee or Participant.

10.7

Effect of Termination – Upon termination of the Plan, the Company shall continue salary deferral elections for the period such elections are irrevocable under ARTICLE IV and shall continue to administer all Accounts pursuant to the terms of the Plan, with distributions to each Participant to be made pursuant to ARTICLES VII and VIII.  Notwithstanding the forgoing, the Company may  elect to distribute all Accounts:

10.7.1

in connection with the termination of all arrangements sponsored by the Company (and any other company that is deemed to be part of a single service recipient for purposes of Section 409A of the Internal Revenue Code) that are required to be aggregated with the Plan under Section 409A of the Internal Revenue Code, provided that (i) the termination does not occur proximate to a downturn in the financial health of the Company or LMI (within the meaning of Treas. Reg.§1.409A-3(j)(4)(ix)), (ii) no payments (other than those payments that would have been made had the termination not occurred) are made within twelve (12) months of the date of termination; (iii) all payments with respect to Accounts are made within twenty-four (24) months of the date of termination; and (iv) neither the Company (nor any other company that is deemed to be part of a single service recipient for purposes of Section 409A of the Internal Revenue Code) adopts a new arrangement that would have been aggregated with the Plan under Section 409A of the Internal Revenue Code within three (3) years from the date of termination;

10.7.2

within thirty (30) days prior to, or twelve (12) months following, a Change In Control , provided that all substantially similar arrangements that are sponsored by the Company (and any other company that is deemed to be part of a single service recipient for purposes of Section 409A of the Internal Revenue Code) are terminated with respect to Participants affected by the Change In Control and all Accounts are paid out within twelve (12) months of the date of termination;

10.7.3

with twelve (12) months of a corporate dissolution that is taxed under Section 331 of the Internal Revenue Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that payment with respect to the Accounts is made in the calendar year in which the Plan termination occurs or during the first calendar year in which payment is administratively practicable; or

10.7.4

in connection with such other event as may be prescribed by the Internal Revenue Service pursuant to Treas. Reg.§1.409A-3(j)(4)(ix).

ARTICLE XI

Multiple-Employer Provisions

11.1

Adoption by Other Employers – Subject to approval of the Sponsor, the Plan may be adopted by any Affiliate.  Such adoption and approval shall be evidenced by the execution of an Adoption Agreement by the Sponsor and the adopting employer.

11.2

Separate Plans – It is intended that the provisions of the Plan shall apply separately to each participating Company, if there be more than one, and to the Participants of each such participating Company, and, unless the context otherwise requires, the term “Company” as used throughout the Plan shall be so construed, to the end that, except as otherwise provided in this ARTICLE XI, the Plan shall constitute a separate Plan for each participating Company.

11.3

Participation – The participation of any participating Company in the Plan shall become effective as of the date the Adoption Agreement is executed and approved as provided in Section 11.1, or on such other date as may be set forth in said Adoption Agreement.  Once participation by a participating Company has begun, such participation shall continue until terminated in accordance with the terms of the Plan.

11.4

Combined Service – Except as otherwise provided in the Adoption Agreement, the term “service” or “employment” shall be deemed to refer equally to service with any participating Company, so that, for any purpose under the Plan, service with any participating Company shall be deemed to be the equivalent of service with any other participating Company.  A Participant shall be deemed to have Separation from Service only upon a separation from service with the participating Company and all other employers who are required to be treated as a single employer with the participating Company under Section 414(b) or (c) of the Internal Revenue Code.

11.5

Administration – The term “Company” as used in ARTICLE IX, pertaining to administration of the Plan, refers only to the Sponsor, and to the Administrative Committee appointed by the Sponsor, although any other participating Company may appoint its own separate committee, or otherwise act, to administer the Plan with regard to those internal matters peculiar to that participating Company and which do not conflict with the concept set forth in this Section 11.5.

11.6

Amendment – The term “Company” as used in ARTICLE X, pertaining to amendment of the Plan, refers only to the Sponsor, which shall be vested with the sole power to amend the Plan in any manner, and such amendment will bind each participating Company and its Participants.  However, with the consent of the Sponsor, any other participating Company shall have the right to amend the Plan in any manner (otherwise permitted by ARTICLE X) which affects the Plan only as to that participating Company and, in the sole judgment of the Sponsor, in no significant way affects the Plan as to any other participating Company.

11.7

Termination – A participating Company may terminate the Plan, pursuant to ARTICLE X, at any time.  Any such action shall operate only as to the Participants employed by that participating Company.

ARTICLE XII

Miscellaneous

12.1

Limitations on Liability of Company – Neither the establishment of the Plan nor any modification thereof, nor the creation of any Account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company (or any person connected therewith), except as provided by law or by any Plan provision.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Company (or any person connected therewith) and any Participant, Beneficiary or other person.  In no event shall the Company (or any person connected therewith) be liable to any person for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan or any contribution thereto or distribution therefrom.

12.2

Construction – The Plan is intended to be exempt from ERISA (other than reporting and disclosure requirements as to which no exemption is available) and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so exempted.  In case any provision of the Plan shall be held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.  For all purposes of the Plan, where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.  Headings of articles and sections are inserted only for convenience of reference and are not to be considered in the construction of the Plan.  Except to the extent preempted by the laws of the United States of America, the laws of the state in which the Company is domiciled shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.  Participation under the Plan will not give any Participant the right to be retained in the service of the Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.  The Plan shall be construed in such manner as to comply with Section 409A  of the Internal Revenue Code.

12.3

Spendthrift Provision – No amount payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto.  The foregoing shall not preclude any arrangement for: (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayments of benefits previously made to a Participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not part of an arrangement constituting an assignment or alienation).

In the event that any Participant’s benefits are garnished or attached by order of any court, the Company may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan.  During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

12.4

Date Plan Effective; Termination Date – The Plan became effective as of the date on which it was  approved by the stockholders of LMI.  The amendments to the Plan contained in this amending restatement of the Plan became effective as of January 1, 2008 (or such earlier date as may be required in order for the Plan to comply with Section 409A of the Internal Revenue Code).   No deferrals of Compensation shall be permitted under the Plan after the close of business on December 31, 2015.  Subject to other applicable provisions of the Plan, all Compensation deferrals made under the Plan (and the Accounts related thereto) prior to such termination of the Plan shall remain subject to the terms of the Plan (as in effect prior to such termination).

IN WITNESS WHEREOF, this Amending Restatement, as amended, is executed under seal as of this 5th day of November, 2007.

LEGG MASON & CO., LLC

By:  /s/ Joseph E. Timmins                                    (Seal)

Joseph E. Timmins

Vice President